UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2017

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement
Item 8.01	Other Events

On November 7, 2017, Los Alamos National Bank (the "Bank"), the wholly owned subsidiary of Trinity Capital Corporation (the "Company"), issued a press release announcing that the Office of the Comptroller of the Currency, the Bank's primary federal regulator (the "OCC"), has terminated the consent order that the Bank has been operating under since December 17, 2013.  The termination is effective as of November 3, 2017.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In light of the termination of the consent order by the OCC, the Company has determined that the expiration date for the offering of its voting common stock pursuant to Registration Statement on Form S-1 (No. 333-218952) and the related prospectus dated, September 22, 2017, will be 5:00 p.m. Eastern Standard Time on Thursday, November 9, 2017.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.	Description
99.1	Press release announcing OCC termination of consent order, dated November 7, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: November 7, 2017	By:	/s/ John S. Gulas
John S. Gulas President and Chief Executive Officer